Exhibit 99.1

Nasdaq staff determination.

Syracuse, NY, April 24, 2023 — Vinco Ventures, Inc. (Nasdaq: BBIG) (“Vinco Ventures,” “Vinco,” or the “Company”), a digital media and content technologies company, announced receipt of a staff determination on April 18, 2023. stating that the Company failed to meet its obligations under Nasdaq Listing Rule 5810(b) because it has not yet filed its Form 10-K for the period ended December 31, 2022. The Company is required to file updated information with the Hearings Panel no later than April 25, 2023, regarding its scheduled plans to file this delinquent Form 10-K. The Company notes, in the April 14, 2023 determination letter, which it received from the Panel, its agreement to file its 10-K by June 2, 2023 was referenced, and that the Company continues to remain confident that it will file its 10-K by that date.

About Vinco Ventures

Vinco Ventures (Nasdaq: BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. Vinco Ventures owns a 100% ownership interest in AdRizer, LLC.

For more information, please visit investors@vincoventures.com.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected risks and benefits from the proposed increase in Vinco Ventures’ authorized shares as described in our proxy statement, Vinco Ventures’ investments in ZVV Media Partners, LLC, Lomotif Private Limited, PZAJ Holdings, LLC and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger, the regulatory risks with the NFT and blockchain business lines and such other risks and uncertainties described more fully in documents filed by Vinco Ventures and Cryptyde with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022 which is available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For further information, please contact:

Investor Contact

investors@vincoventures.com